Exhibit 99.1

NEWS RELEASE	Investor Relations 314/994-2916

FOR IMMEDIATE RELEASE

Arch Resources Reports First Quarter 2024 Results

Achieves net income of $56.0 million and adjusted EBITDA of $102.9 million

Declares a quarterly cash dividend of $20.7 million, or $1.11 per share

Reduces diluted share count by an incremental 3 percent during the quarter

ST. LOUIS, April 25, 2024 – Arch Resources, Inc. (NYSE: ARCH) today reported net income of $56.0 million, or $2.98 per diluted share, in the first quarter of 2024, compared with net income of $198.1 million, or $10.02 per diluted share, in the prior-year period. Arch had adjusted earnings before interest, taxes, depreciation, depletion, amortization, accretion on asset retirement obligations, and non-operating expenses (“adjusted EBITDA”) 1 of $102.9 million in the first quarter of 2024. This compares to $277.3 million of adjusted EBITDA in the first quarter of 2023. Revenues totaled $680.2 million for the three months ended March 31, 2024, versus $869.9 million in the prior-year quarter.

In the first quarter of 2024, Arch drove forward with its key strategic priorities and objectives, as the company:

•	Generated $128.3 million in cash provided by operating activities and $82.8 million in discretionary cash flow – defined as cash provided by operating activities less capital expenditures – to fuel its significant capital return program

•	Reduced its diluted share count by 3 percent as it retired 315,721 shares via the unwinding of the capped calls associated with the now-retired convertible senior notes and deployed $15.7 million to repurchase an additional 94,701 shares

•	Maintained $319.8 million of cash, cash equivalents and short-term investments and a net cash position of $174.0 million, and

•	Extended its sustainability leadership, with its Leer and Leer South operations sharing the 2024 Governor’s Milestones of Safety Award, West Virginia’s top safety honor, and Leer South claiming the Greenlands Award, West Virginia’s top environmental honor

1 Adjusted EBITDA is defined and reconciled in the “Reconciliation of Non-GAAP measures” in this release.

“During the quarter, our core metallurgical segment – despite headwinds stemming from a weaker pricing environment, logistical disruptions, and lower productivity rates associated with less favorable geologic conditions – delivered another first-quartile cost performance, achieved a $56 per-ton cash margin and generated substantial discretionary cash flow,” said Paul A. Lang, Arch’s CEO. “These solid results underscore yet again Arch’s durable cash-generating capabilities – as well as the value-creating power of our robust capital return program – across a wide range of market environments. We have now deployed more than $1.3 billion in our capital return program since its relaunch in February 2022, inclusive of the just declared June dividend, and expect that total to grow appreciably in coming quarters, with an emphasis on the ongoing reduction in our share count.”

Operational Update

“After a solid but less-than-ratable first quarter performance, our core metallurgical portfolio is in the process of transitioning into increasingly favorable geologic conditions, and we expect good momentum through the balance of the year,” said John T. Drexler, Arch’s president. “We anticipate ongoing improvements in both production levels and unit costs, culminating in a step-up in output at Leer South as we advance into the second longwall district in the fourth quarter of 2024. While our thermal operations experienced an effectively break-even Q1 performance in the face of a rapidly cooling domestic demand environment that drove an estimated 10% quarter-over-quarter decline in U.S. thermal coal production, we are moving quickly to better align production and shipping levels in our thermal segment. We expect those steps to drive a material improvement in cash generation in the year’s second half.”

	Metallurgical
	1 Q24	4 Q23	1 Q23
Tons sold (in millions)	2.2	2.3	2.2
Coking	1.9	2.0	2.1
Thermal	0.3	0.3	0.1
Coal sales per ton sold	$149.98	$169.42	$204.25
Coking	$165.97	$195.69	$209.84
Thermal	$28.85	$31.29	$76.34
Cash cost per ton sold	$94.31	$86.51	$82.66
Cash margin per ton	$55.67	$82.91	$121.59

Coal sales per ton sold and cash cost per ton sold are defined and reconciled under "Reconciliation of non-GAAP measures."

Mining complexes included in this segment are Leer, Leer South, Beckley and Mountain Laurel.

Arch’s core metallurgical segment contributed adjusted EBITDA of $129.5 million in the first quarter. During January and February, the Curtis Bay Terminal (CBT) in Baltimore experienced weather-related disruptions as well as unplanned maintenance requirements, including a force majeure event, that reduced vessel loadings. Those disruptions were followed by the tragic collapse of the Francis Scott Key Bridge on March 26 that closed the harbor and prevented the movement of two Arch export vessels – totaling 165,000 tons – that were scheduled to sail prior to quarter-end. Based on U.S. Army Corps of Engineers projections, the harbor’s main channel is expected to remain closed until the end of May, restricting all large vessel movements from CBT.

Arch is working closely with the DTA terminal in Newport News, Virginia, in which it owns a 35-percent interest, and with its rail service provider to move as much of its export coking coal volume as possible via that terminal, while also exploring other options. Based on the currently projected timeline for the reopening of the main shipping channel in Baltimore, Arch expects to ship between 1.9 and 2.2 million tons of coking coal to international and domestic customers in Q2, with the precise level dependent in large part on the actual timing of the CBT reopening and the full restoration of the logistics chain. While the Baltimore tragedy will have an impact on its second quarter sales, Arch believes it has the necessary stockpile capacity to avoid any disruptions in production. The company continues to guide to coking coal sales volume of 8.6 to 9.0 million tons for the full year, with the expectation of heavier shipping levels in the second half of 2024.

	Thermal
	1Q24	4Q23	1Q23
Tons sold (in millions)	12.8	15.5	17.0
Coal sales per ton sold	$17.60	$17.89	$18.49
Cash cost per ton sold	$17.65	$16.25	$15.79
Cash margin per ton	$(0.05)	$1.64	$2.70

Coal sales per ton sold and cash cost per ton sold are defined and reconciled under "Reconciliation of non-GAAP measures."

Mining complexes included in this segment are Black Thunder, Coal Creek and West Elk.

Arch’s thermal segment effectively broke even in the first quarter. Arch’s West Elk longwall mine operated efficiently and generated a solid cash margin, while the Powder River Basin assets operated at a loss after entering the year at a stripping rate that significantly exceeded Q1 shipment levels. While the thermal team is still in the process of realigning stripping rates and operational activities with lower demand levels, Arch expects another negative cash contribution from the Power River Basin operations in Q2. However, the company expects to benefit from the first half’s excess stripping levels in the year’s second half. Since the fourth quarter of 2016, the thermal segment has generated $1.2 billion more in adjusted EBITDA than it has expended in capital.

Financial, Liquidity and Capital Return Program Update

Consistent with its capital return framework – which stipulates the deployment of 100 percent of the company’s discretionary cash flow via its capital return program with an emphasis on share buybacks – the board has declared a fixed and variable dividend totaling $20.7 million, or $1.11 per share, which equates to 25 percent of Q1’s discretionary cash. This dividend – which includes a fixed component of $0.25 per share and a variable component of $0.86 per share – is payable on June 14, 2024, to stockholders of record on May 31, 2024. The board has directed that the rest of Q1’s discretionary cash flow be returned to shareholders via share repurchases.

Arch ended the quarter with $319.8 million in cash, cash equivalents and short-term investments, which was roughly equivalent to the year-end 2023 total. This compared to $145.8 million in total indebtedness at March 31, for a net cash position of $174.0 million.

“The centerpiece of our value proposition is the planned return to stockholders of effectively 100 percent of the company’s discretionary cash flow over time,” Lang said. “With the streamlining of our balance sheet, the emphasis on share repurchases in our capital return formula, and the building of surplus cash for more opportunistic share repurchases in the event of a market pullback, we believe we are in an excellent position to substantially reduce the share count over time, and in doing so drive significant value for stockholders.”

In addition to the 315,721 shares retired in concert with the previously announced unwinding of the capped call instrument, the company deployed $15.7 million during the quarter to repurchase 94,701 shares at an average price of $166.30 per share. In total, Arch has now used common stock and convertible notes repurchases and the unwinding of the capped calls to reduce shares outstanding by 3.5 million shares, or 16 percent, when compared to the level in May 2022.

Arch has deployed more than $1.3 billion under its capital return program since its relaunch in February 2022 – inclusive of the unwind of the capped call instrument and the just-declared June dividend – including $726.9 million, or $38.53 per share, in dividends and $564.6 million in common stock and convertible notes repurchases and retirements. Since the second quarter of 2017 – and inclusive of the program’s first phase – Arch has deployed more than $2.2 billion under its capital return program. As of March 31, 2024, Arch had $202.0 million of remaining authorization under its existing $500 million share repurchase program.

Sustainability Update

Arch maintained its exemplary environmental, social and governance performance during the first quarter. Arch’s subsidiary operations achieved an aggregate total lost-time incident rate in Q1 of 0.62 incidents per 200,000 employee-hours worked, which was more than three times better than the industry average. On the environmental front, the company again recorded zero environmental violations under SMCRA as well as zero water quality exceedances across all its subsidiary operations for the quarter.

Arch subsidiaries also garnered some of the industry’s highest sustainability awards during Q1. The state of West Virginia named the Leer and Leer South mines co-recipients of the Governor’s Milestones of Safety Award for underground mining, the state’s highest safety honor. In addition, the Mountain Laurel mine and the Leer, Leer South and Mountain Laurel preparation plants were each honored with a Mountaineer Guardian Award for safety excellence.

In the environmental arena, Leer South claimed the Greenlands Award, the state’s highest honor for environmental achievement, and Leer and Leer South were honored with additional environmental excellence awards.

Market Update

After declining steadily throughout the first quarter, seaborne coking coal prices appear to have found a base in recent days. At present, Platts is assessing High-Vol A coking coal at $220 per metric ton FOB the U.S. East Coast, versus an average of $285 per metric ton on the same basis during the month of December. Notably, certain demand fundamentals have improved in recent months, with hot metal output for the world excluding China up 2 percent year-to-date, and Chinese imports of seaborne coking coal up strongly as well. Counterbalancing those positive indicators, Australian and U.S. coking coal exports have rebounded modestly year-to-date, albeit to levels significantly below their respective peaks.

Despite these modest increases in global supply, Arch remains confident in its longstanding thesis that underinvestment and ESG-related constraints will continue to support a constructive long-term supply-demand balance in global coking coal markets. In fact, those dynamics could spur a quick recovery in coking coal markets if global economic conditions show even modest signs of improvement or if major economies implement steel-intensive stimulus spending in the quarters ahead. It’s also worth noting that recent price declines may already be taking a toll on high-cost operations. In recent weeks, several small coking coal mines have closed sections or ceased production entirely, according to market intelligence.

Turning to thermal markets, U.S. fundamentals remain challenged at present, with natural gas trading at sub-$2.00 per million Btu at Henry Hub and utility stockpiles at historically high levels after the mild winter. On a more positive note, the seaborne thermal market has bounced somewhat, with the prompt Newcastle price standing at around $130 per metric ton and API-2 at around $120 per metric ton. Due in part to this improved price environment, U.S. thermal coal exports were up roughly 26% for the first two months of 2024 when compared to 2023.

Looking Ahead

“Looking ahead, we are sharply focused on driving continuous improvement in execution across our entire operating platform in support of ongoing, robust, value-generating capital returns for our stockholders,” Lang said. “While the Baltimore port closure is likely to constrain Q2 coking coal shipments, we are seeking to capitalize fully on the strategic optionality afforded us by our investment in DTA, where the team has risen to the occasion and is operating at a very efficient level at present. At the same time, we believe we are exceptionally well-positioned – with our highly productive operating portfolio and unmatched workforce – to continue to generate solid levels of discretionary cash flow even in the face of near-term market softness.”

	2024
	Tons			$ per ton
Sales Volume (in millions of tons)
Coking	8.6	-	9.0
Thermal	50.0	-	56.0
Total	58.6		65.0

Metallurgical (in millions of tons)
Committed, Priced Coking North American			1.5	$157.41
Committed, Unpriced Coking North American			-
Committed, Priced Coking Seaborne			1.8	$165.72
Committed, Unpriced Coking Seaborne			3.7
Total Committed Coking			7.0

Committed, Priced Thermal Byproduct			0.4	$31.05
Committed, Unpriced Thermal Byproduct			0.2
Total Committed Thermal Byproduct			0.6

Average Metallurgical Cash Cost				$87.00 - $92.00

Thermal (in millions of tons)
Committed, Priced			52.8	$17.16
Committed, Unpriced			0.9
Total Committed Thermal			53.7
Average Thermal Cash Cost				$16.00 - $17.00

Corporate (in $ millions)
D,D&A	$165.0	-	$175.0
ARO Accretion	$23.0	-	$25.0
S,G&A - Cash	$72.0	-	$76.0
S,G&A - Non-cash	$22.0	-	$25.0
Net Interest Income	$0.0	-	$5.0
Capital Expenditures	$160.0	-	$170.0
Cash Tax Payment (%)	0.0	-	5.0
Income Tax Provision (%)	14.0	-	18.0

Note: The company is unable to present a quantitative reconciliation of its forward-looking non-GAAP Segment cash cost per ton sold financial measures to the most directly comparable GAAP measures without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliation. The most directly comparable GAAP measure, GAAP cost of sales, is not accessible without unreasonable efforts on a forward-looking basis. The reconciling items include transportation costs, which are a component of GAAP cost of sales. Management is unable to predict without unreasonable efforts transportation costs due to uncertainty as to the end market and FOB point for uncommitted sales volumes and the final shipping point for export shipments. In addition, the impact of hedging activity related to commodity purchases that do not receive hedge accounting and idle and administrative costs that are not included in a reportable segment are additional reconciling items for Segment cash cost per ton sold. Management is unable to predict without unreasonable efforts the impact of hedging activity related to commodity purchases that do not receive hedge accounting due to fluctuations in commodity prices, which are difficult to forecast due to their inherent volatility. These amounts have historically varied and may continue to vary significantly from quarter to quarter and material changes to these items could have a significant effect on our future GAAP results. Idle and administrative costs that are not included in a reportable segment are expected to be between $20 million and $25 million in 2024.

Arch Resources is a premier producer of high-quality metallurgical products for the global steel industry. The company operates large, modern and highly efficient mines that consistently set the industry standard for both mine safety and environmental stewardship. Arch Resources from time to time utilizes its website – www.archrsc.com – as a channel of distribution for material company information. To learn more about us and our premium metallurgical products, go to www.archrsc.com.

Forward-Looking Statements: This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended - that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and future plans, and often contain words such as “should,” “could,” “appears,” “estimates,” “projects,” “targets,” “expects,” “anticipates,” “intends,” “may,” “plans,” “predicts,” “believes,” “seeks,” “strives,” “will” or variations of such words or similar words. Actual results or outcomes may vary significantly, and adversely, from those anticipated due to many factors, including: loss of availability, reliability and cost-effectiveness of transportation facilities and fluctuations in transportation costs; operating risks beyond our control, including risks related to mining conditions, mining, processing and plant equipment failures or maintenance problems, weather and natural disasters, the unavailability of raw materials, equipment or other critical supplies, mining accidents, and other inherent risks of coal mining that are beyond our control; inflationary pressures on and availability and price of mining and other industrial supplies; changes in coal prices, which may be caused by numerous factors beyond our control, including changes in the domestic and foreign supply of and demand for coal and the domestic and foreign demand for steel and electricity; volatile economic and market conditions; the effects of foreign and domestic trade policies, actions or disputes on the level of trade among the countries and regions in which we operate, the competitiveness of our exports, or our ability to export; the effects of significant foreign conflicts; the loss of, or significant reduction in, purchases by our largest customers; our relationships with, and other conditions affecting our customers and our ability to collect payments from our customers; risks related to our international growth; competition, both within our industry and with producers of competing energy sources, including the effects from any current or future legislation or regulations designed to support, promote or mandate renewable energy sources; alternative steel production technologies that may reduce demand for our coal; our ability to secure new coal supply arrangements or to renew existing coal supply arrangements; cyber-attacks or other security breaches that disrupt our operations, or that result in the unauthorized release of proprietary, confidential or personally identifiable information; our ability to acquire or develop coal reserves in an economically feasible manner; inaccuracies in our estimates of our coal reserves; defects in title or the loss of a leasehold interest; the availability and cost of surety bonds, including potential collateral requirements; we may not have adequate insurance coverage for some business risks; disruptions in the supply of coal from third parties; decreases in the coal consumption of electric power generators could result in less demand and lower prices for thermal coal; our ability to pay dividends or repurchase shares of our common stock according to our announced intent or at all; the loss of key personnel or the failure to attract additional qualified personnel and the availability of skilled employees and other workforce factors; public health emergencies, such as pandemics or epidemics, could have an adverse effect on our business; existing and future legislation and regulations affecting both our coal mining operations and our customers’ coal usage, governmental policies and taxes, including those aimed at reducing emissions of elements such as mercury, sulfur dioxides, nitrogen oxides, particulate matter or greenhouse gases; increased pressure from political and regulatory authorities, along with environmental and climate change activist groups, and lending and investment policies adopted by financial institutions and insurance companies to address concerns about the environmental impacts of coal combustion; increased attention to environmental, social or governance matters (“ESG”); our ability to obtain or renew various permits necessary for our mining operations; risks related to regulatory agencies ordering certain of our mines to be temporarily or permanently closed under certain circumstances; risks related to extensive environmental regulations that impose significant costs on our mining operations and could result in litigation or material liabilities; the accuracy of our estimates of reclamation and other mine closure obligations; the existence of hazardous substances or other environmental contamination on property owned or used by us and risks related to tax legislation and our ability to use net operating losses and certain tax credits; All forward-looking statements in this press release, as well as all other written and oral forward-looking statements attributable to us or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements contained in this section and elsewhere in this press release. These factors are not necessarily all of the important factors that could cause actual results or outcomes to vary significantly, and adversely, from those anticipated at the time such statements were first made. These risks and uncertainties, as well as other risks of which we are not aware or which we currently do not believe to be material, may cause our actual future results and outcomes to be materially, and adversely, different than those expressed in our forward-looking statements. For these reasons, readers should not place undue reliance on any such forward-looking statements.  These forward-looking statements speak only as of the date on which such statements were made, and we do not undertake, and expressly disclaim, any duty to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by the federal securities laws. For a description of some of the risks and uncertainties that may affect our future results, you should see the risk factors described from time to time in the reports we file with the Securities and Exchange Commission.

# # #

Arch Resources, Inc. and Subsidiaries

Condensed Consolidated Income Statements

(In thousands, except per share data)

	Three Months Ended March 31,
	2024	2023

	(Unaudited)
Revenues	$680,190	$869,931

Costs, expenses and other operating
Cost of sales (exclusive of items shown separately below)	567,723	571,737
Depreciation, depletion and amortization	38,820	35,479
Accretion on asset retirement obligations	5,869	5,292
Selling, general and administrative expenses	25,587	26,022
Other operating income, net	(15,983)	(5,169)
	622,016	633,361

Income from operations	58,174	236,570

Interest expense, net
Interest expense	(4,316)	(4,126)
Interest and investment income	6,100	3,336
	1,784	(790)

Income before nonoperating expenses	59,958	235,780

Nonoperating expenses
Non-service related pension and postretirement benefit (costs) credits	(286)	592
Net loss resulting from early retirement of debt	-	(1,126)
	(286)	(534)

Income before income taxes	59,672	235,246
Provision for income taxes	3,719	37,138

Net income	$55,953	$198,108

Net income per common share
Basic earnings per share	$3.05	$11.05
Diluted earnings per share	$2.98	$10.02

Weighted average shares outstanding
Basic weighted average shares outstanding	18,347	17,924
Diluted weighted average shares outstanding	18,775	19,784

Dividends declared per common share	$1.65	$3.11

Adjusted EBITDA (A)	$102,863	$277,341

(A) Adjusted EBITDA is defined and reconciled under "Reconciliation of Non-GAAP Measures" later in this release.

Arch Resources, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2024	2023
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$285,531	$287,807
Short-term investments	34,252	32,724
Restricted cash	1,100	1,100
Trade accounts receivable	224,084	273,522
Other receivables	10,519	13,700
Inventories	243,690	244,261
Other current assets	63,393	64,653
Total current assets	862,569	917,767

Property, plant and equipment, net	1,235,775	1,228,891

Other assets
Deferred income taxes	120,792	124,024
Equity investments	24,053	22,815
Fund for asset retirement obligations	144,146	142,266
Other noncurrent assets	47,351	48,410
Total other assets	336,342	337,515
Total assets	$2,434,686	$2,484,173

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$178,119	$205,001
Accrued expenses and other current liabilities	113,360	127,617
Current maturities of debt	35,341	35,343
Total current liabilities	326,820	367,961
Long-term debt	107,959	105,252
Asset retirement obligations	260,252	255,740
Accrued pension benefits	861	878
Accrued postretirement benefits other than pension	47,384	47,494
Accrued workers’ compensation	155,838	154,650
Other noncurrent liabilities	68,124	72,742
Total liabilities	967,238	1,004,717

Stockholders' equity
Common Stock	308	306
Paid-in capital	754,054	720,029
Retained earnings	1,854,621	1,830,018
Treasury stock, at cost	(1,178,735)	(1,109,679)
Accumulated other comprehensive income	37,200	38,782
Total stockholders’ equity	1,467,448	1,479,456
Total liabilities and stockholders’ equity	$2,434,686	$2,484,173

Arch Resources, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

	Three Months Ended March 31,
	2024	2023

	(Unaudited)
Operating activities
Net income	$55,953	$198,108
Adjustments to reconcile to cash from operating activities:
Depreciation, depletion and amortization	38,820	35,479
Accretion on asset retirement obligations	5,869	5,292
Deferred income taxes	3,660	35,548
Employee stock-based compensation expense	5,588	6,767
Amortization relating to financing activities	658	450
Gain on disposals and divestitures, net	(24)	(279)
Reclamation work completed	(1,355)	(3,887)
Contribution to fund asset retirement obligations	(1,881)	(1,141)
Changes in:
Receivables	52,618	(57,968)
Inventories	571	(48,140)
Accounts payable, accrued expenses and other current liabilities	(33,481)	(63,508)
Income taxes, net	30	1,491
Other	1,240	17,909
Cash provided by operating activities	128,266	126,121

Investing activities
Capital expenditures	(45,446)	(30,541)
Minimum royalty payments	(50)	(113)
Proceeds from disposals and divestitures	90	343
Purchases of short-term investments	(11,332)	(2,930)
Proceeds from sales of short-term investments	9,867	8,000
Investments in and advances to affiliates, net	(4,203)	(4,329)
Cash used in investing activities	(51,074)	(29,570)

Financing activities
Proceeds from issuance of term loan due 2025	20,000	-
Payments on term loan due 2024	(3,502)	(750)
Payments on convertible debt	-	(58,430)
Net payments on other debt	(12,796)	(12,647)
Debt financing costs	(1,500)	-
Purchase of treasury stock	(13,749)	(20,806)
Dividends paid	(43,662)	(66,902)
Payments for taxes related to net share settlement of equity awards	(24,259)	(27,055)
Proceeds from warrants exercised	-	43,719
Cash used in financing activities	(79,468)	(142,871)

Decrease in cash and cash equivalents, including restricted cash	(2,276)	(46,320)
Cash and cash equivalents, including restricted cash, beginning of period	288,907	237,159

Cash and cash equivalents, including restricted cash, end of period	$286,631	$190,839

Cash and cash equivalents, including restricted cash, end of period
Cash and cash equivalents	$285,531	$189,739
Restricted cash	1,100	1,100

	$286,631	$190,839

Arch Resources, Inc. and Subsidiaries

Schedule of Consolidated Debt

(In thousands)

	March 31,	December 31,
	2024	2023
	(Unaudited)
Term loan due 2025 ($20.0 million face value)	$20,000	$-
Term loan due 2024 ($0.0 million face value)	-	3,502
Tax exempt bonds ($98.1 million face value)	98,075	98,075
Other	27,733	40,529
Debt issuance costs	(2,508)	(1,511)
	143,300	140,595
Less: current maturities of debt	35,341	35,343
Long-term debt	$107,959	$105,252

Calculation of net (cash) debt
Total debt (excluding debt issuance costs)	$145,808	$142,106
Less liquid assets:
Cash and cash equivalents	285,531	287,807
Short term investments	34,252	32,724
	319,783	320,531
Net (cash) debt	$(173,975)	$(178,425)

Arch Resources, Inc. and Subsidiaries

Operational Performance

(In millions, except per ton data)

	Three Months Ended March 31, 2024		Three Months Ended December 31, 2023		Three Months Ended March 31, 2023
	(Unaudited)		(Unaudited)		(Unaudited)
Metallurgical
Tons Sold	2.2		2.3		2.2

Segment Sales	$322.8	$149.98	$395.3	$169.42	$440.1	$204.25
Segment Cash Cost of Sales	203.0	94.31	201.9	86.51	178.1	82.66
Segment Cash Margin	119.8	55.67	193.5	82.91	262.0	121.59

Thermal
Tons Sold	12.8		15.5		17.0

Segment Sales	$225.6	$17.60	$277.9	$17.89	$314.7	$18.49
Segment Cash Cost of Sales	226.3	17.65	252.4	16.25	268.8	15.79
Segment Cash Margin	(0.7)	(0.05)	25.5	1.64	45.9	2.70

Total Segment Cash Margin	$119.1		$219.0		$307.9

Selling, general and administrative expenses	(25.6)		(25.8)		(26.0)
Other	9.4		(13.2)		(4.6)

Adjusted EBITDA	$102.9		$180.0		$277.3

Arch Resources, Inc. and Subsidiaries

Reconciliation of NON-GAAP Measures

(In thousands, except per ton data)

Included in the accompanying release, we have disclosed certain non-GAAP measures as defined by Regulation G. The following reconciles these items to the most directly comparable GAAP measure.

Non-GAAP Segment coal sales per ton sold

Non-GAAP Segment coal sales per ton sold is calculated as segment coal sales revenues divided by segment tons sold. Segment coal sales revenues are adjusted for transportation costs, and may be adjusted for other items that, due to generally accepted accounting principles, are classified in “other income” on the consolidated Income Statements, but relate to price protection on the sale of coal. Segment coal sales per ton sold is not a measure of financial performance in accordance with generally accepted accounting principles. We believe segment coal sales per ton sold provides useful information to investors as it better reflects our revenue for the quality of coal sold and our operating results by including all income from coal sales. The adjustments made to arrive at these measures are significant in understanding and assessing our financial condition. Therefore, segment coal sales revenues should not be considered in isolation, nor as an alternative to coal sales revenues under generally accepted accounting principles.

Quarter ended March 31, 2024
(In thousands)	Metallurgical	Thermal	All Other	Consolidated
GAAP Revenues in the Condensed Consolidated Income Statements	$417,065	$263,125	$-	$680,190
Less: Adjustments to reconcile to Non-GAAP Segment coal sales revenue
Transportation costs	94,261	37,486	-	131,747
Non-GAAP Segment coal sales revenues	$322,804	$225,639	$-	$548,443
Tons sold	2,152	12,821
Coal sales per ton sold	$149.98	$17.60

Quarter ended December 31, 2023
(In thousands)	Metallurgical	Thermal	All Other	Consolidated
GAAP Revenues in the Condensed Consolidated Income Statements	$471,569	$302,448	$-	$774,017
Less: Adjustments to reconcile to Non-GAAP Segment coal sales revenue
Transportation costs	76,241	24,533	-	100,774
Non-GAAP Segment coal sales revenues	$395,328	$277,915	$-	$673,243
Tons sold	2,333	15,536
Coal sales per ton sold	$169.42	$17.89

Quarter ended March 31, 2023
(In thousands)	Metallurgical	Thermal	All Other	Consolidated
GAAP Revenues in the Condensed Consolidated Income Statements	$536,172	$333,759	$-	$869,931
Less: Adjustments to reconcile to Non-GAAP Segment coal sales revenue
Coal risk management derivative settlements classified in "other income"	-	(2,668)	-	(2,668)
Transportation costs	96,054	21,721	-	117,775
Non-GAAP Segment coal sales revenues	$440,118	$314,706	$-	$754,824
Tons sold	2,155	17,021
Coal sales per ton sold	$204.25	$18.49

Arch Resources, Inc. and Subsidiaries

Reconciliation of NON-GAAP Measures

(In thousands, except per ton data)

Non-GAAP Segment cash cost per ton sold

Non-GAAP Segment cash cost per ton sold is calculated as segment cash cost of coal sales divided by segment tons sold. Segment cash cost of coal sales is adjusted for transportation costs, and may be adjusted for other items that, due to generally accepted accounting principles, are classified in “other income” on the consolidated Income Statements, but relate directly to the costs incurred to produce coal. Segment cash cost per ton sold is not a measure of financial performance in accordance with generally accepted accounting principles. We believe segment cash cost per ton sold better reflects our controllable costs and our operating results by including all costs incurred to produce coal. The adjustments made to arrive at these measures are significant in understanding and assessing our financial condition. Therefore, segment cash cost of coal sales should not be considered in isolation, nor as an alternative to cost of sales under generally accepted accounting principles.

Quarter ended March 31, 2024
(In thousands)	Metallurgical	Thermal	All Other	Consolidated
GAAP Cost of sales in the Condensed Consolidated Income Statements	$297,251	$262,928	$7,544	$567,723
Less: Adjustments to reconcile to Non-GAAP Segment cash cost of coal sales
Diesel fuel risk management derivative settlements classified in "other income"	-	(900)	-	(900)
Transportation costs	94,261	37,486	-	131,747
Cost of coal sales from idled or otherwise disposed operations	-	-	4,289	4,289
Other (operating overhead, certain actuarial, etc.)	-	-	3,255	3,255
Non-GAAP Segment cash cost of coal sales	$202,990	$226,342	$-	$429,332
Tons sold	2,152	12,821
Cash cost per ton sold	$94.31	$17.65

Quarter ended December 31, 2023
(In thousands)	Metallurgical	Thermal	All Other	Consolidated
GAAP Cost of sales in the Condensed Consolidated Income Statements	$278,100	$276,738	$12,365	$567,203
Less: Adjustments to reconcile to Non-GAAP Segment cash cost of coal sales
Diesel fuel risk management derivative settlements classified in "other income"	-	(218)	-	(218)
Transportation costs	76,241	24,533	-	100,774
Cost of coal sales from idled or otherwise disposed operations	-	-	9,805	9,805
Other (operating overhead, certain actuarial, etc.)	-	-	2,560	2,560
Non-GAAP Segment cash cost of coal sales	$201,859	$252,423	$-	$454,282
Tons sold	2,333	15,536
Cash cost per ton sold	$86.51	$16.25

Quarter ended March 31, 2023
(In thousands)	Metallurgical	Thermal	All Other	Consolidated
GAAP Cost of sales in the Condensed Consolidated Income Statements	$274,171	$289,506	$8,060	$571,737
Less: Adjustments to reconcile to Non-GAAP Segment cash cost of coal sales
Diesel fuel risk management derivative settlements classified in "other income"	-	(1,008)	-	(1,008)
Transportation costs	96,054	21,721	-	117,775
Cost of coal sales from idled or otherwise disposed operations	-	-	5,178	5,178
Other (operating overhead, certain actuarial, etc.)	-	-	2,882	2,882
Non-GAAP Segment cash cost of coal sales	$178,117	$268,793	$-	$446,910
Tons sold	2,155	17,021
Cash cost per ton sold	$82.66	$15.79

Arch Resources, Inc. and Subsidiaries

Reconciliation of Non-GAAP Measures

(In thousands)

Adjusted EBITDA

Adjusted EBITDA is defined as net income attributable to the Company before the effect of net interest expense, income taxes, depreciation, depletion and amortization, accretion on asset retirement obligations and nonoperating expenses. Adjusted EBITDA may also be adjusted for items that may not reflect the trend of future results by excluding transactions that are not indicative of the Company's core operating performance.

Adjusted EBITDA is not a measure of financial performance in accordance with generally accepted accounting principles, and items excluded from Adjusted EBITDA are significant in understanding and assessing our financial condition. Therefore, Adjusted EBITDA should not be considered in isolation, nor as an alternative to net income, income from operations, cash flows from operations or as a measure of our profitability, liquidity or performance under generally accepted accounting principles. The Company uses adjusted EBITDA to measure the operating performance of its segments and allocate resources to the segments. Furthermore, analogous measures are used by industry analysts and investors to evaluate our operating performance. Investors should be aware that our presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. The table below shows how we calculate Adjusted EBITDA.

	Three Months Ended March 31,
	2024	2023

	(Unaudited)
Net income	$55,953	$198,108
Provision for income taxes	3,719	37,138
Interest expense, net	(1,784)	790
Depreciation, depletion and amortization	38,820	35,479
Accretion on asset retirement obligations	5,869	5,292
Non-service related pension and postretirement benefit (credits) costs	286	(592)
Net loss resulting from early retirement of debt	-	1,126

Adjusted EBITDA	$102,863	$277,341
EBITDA from idled or otherwise disposed operations	3,697	4,032
Selling, general and administrative expenses	25,587	26,022
Other	(1,681)	1,917

Segment Adjusted EBITDA from coal operations	$130,466	$309,312

Segment Adjusted EBITDA
Metallurgical	129,536	263,057
Thermal	930	46,255

Total Segment Adjusted EBITDA	$130,466	$309,312

Discretionary cash flow

	Three Months Ended March 31,
	2024	2023

	(Unaudited)
Cash flow from operating activities	$128,266	$126,121
Less: Capital expenditures	(45,446)	(30,541)
Discretionary cash flow	$82,820	$95,580